                                                                     Exhibit 5.9

                [Letterhead of Richards, Layton & Finger, P.A.]

                                January 15, 2002






TECO Funding Company II, LLC
c/o TECO Energy, Inc.
TECO Plaza
702 North Franklin Street
Tampa, Florida 33602

TECO Capital Trust II
c/o TECO Energy, Inc.
TECO Plaza
702 North Franklin Street
Tampa, Florida 33602

      Re:   TECO Funding Company II, LLC
            and TECO Capital Trust II

Ladies and Gentlemen:

      Reference is made to our opinion dated November 28, 2000 and included as
Exhibit 5.3 to the Registration Statement on Form S-3 (Registration No. 333-50808) (the "Registration Statement") filed on November 28, 2000 with the Securities and Exchange Commission by TECO Funding Company II, LLC, a Delaware limited liability company (the "Company") and TECO Capital Trust II, a Delaware business trust (the "Trust"). We are rendering this supplemental opinion as special Delaware counsel for the Company and the Trust in connection with the prospectus supplement filed on or about January 11, 2002 (the "Prospectus Supplement") by the Trust relating to the 5.11% Trust Preferred Securities of the Trust (each, a "Trust Preferred Security" and collectively, the "Trust Preferred Securities").

      For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

      (a) The Certificate of Formation of the Company, dated as of November 17, 2000 (the "LLC Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 17, 2000;

      (b) The Limited Liability Company Agreement of the Company, dated as of November 17, 2000, entered into by TECO Energy, Inc., a Florida corporation ("TECO");

      (c) A form of Amended and Restated Limited Liability Company Agreement of the Company (the "LLC Agreement"), to be entered into by TECO, the Trust and the Holders, to be attached as an exhibit to the Registration Statement (as defined below);

      (d) The Certificate of Trust of the Trust (the "Trust Certificate"), as filed in the office of the Secretary of State on November 20, 2000;

      (e) The Trust Agreement of the Trust, dated as of November 20, 2000, among TECO and the trustees named therein;

      (f) A form of the Amended and Restated Trust Agreement of the Trust (the "Trust Agreement"), to be entered into among the Company, the trustees of the Trust named therein and the holders from time to time of the undivided beneficial interests in the assets of the Trust, to be attached as an exhibit to the Registration Statement;

      (g)   The Registration Statement;

      (h)   The Prospectus Supplement;

      (i) A Certificate of Good Standing for the Company, dated January 14, 2002, obtained from the Secretary of State; and

      (j) A Certificate of Good Standing for the Trust, dated January 14, 2002, obtained from the Secretary of State.

      Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.

      For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (j) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

      With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

      For purposes of this opinion, we have assumed (i) that the LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Company, and that the LLC Agreement and the LLC Certificate are in full force and effect and have not been amended, (ii) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, management and termination of the Trust, and that the Trust Agreement and the Trust Certificate are in full force and effect and have not been amended, (iii) except to the extent provided in paragraphs 1 and 4 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) that each of the parties to the documents examined by us has the

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TECO Capital Trust II
January 15, 2002
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power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) the receipt by each Person to whom a Preferred Security is to be issued by the Company (each, a "Preferred Holder" and collectively, the "Preferred Holders") of a certificate substantially in the form of the certificate attached to the LLC Agreement evidencing the Preferred Securities and the payment for the Preferred Securities acquired by it, in accordance with the LLC Agreement, the Registration Statement and the Prospectus Supplement, (viii) the receipt by each Person to whom a Trust Preferred Security is to be issued by the Trust (each, a "Holder" and collectively, the "Holders") of a certificate substantially in the form of the trust certificate attached to the Trust Agreement and the payment for the Trust Preferred Security acquired by it, in accordance with the Trust Agreement, the Registration Statement and the Prospectus Supplement, (ix) that the books and records of the Company set forth the names and addresses of all Persons to be admitted as members of the Company and the dollar value of each of the member's contribution to the Company, (x) that the Preferred Securities are issued and sold to the Preferred Holders in accordance with the Registration Statement, the Prospectus Supplement and the LLC Agreement, and (xi) that the Trust Preferred Securities are issued and sold to the Holders in accordance with the Registration Statement , the Prospectus Supplement and the Trust Agreement. We have not participated in the preparation of the Registration Statement or the Prospectus Supplement and assume no responsibility for their contents.

      This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

      Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

      1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

      2. The Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited liability company interest in the Company.

      3. The Preferred Holders shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise solely by reason of being a member of the Company, except as a Preferred Holder may be obligated to repay any funds wrongfully distributed to it. We note that the Preferred Holder may be obligated to make payments as set forth in the LLC Agreement.

      4. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act (12 Del. C.
Section 3801, et seq.).

      5. The Trust Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable interests in the Trust.

      6. The Holders, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated to make payments as set forth in the Trust Agreement.

      We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, to the extent applicable, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without

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TECO Capital Trust II
January 15, 2002
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our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                    Very truly yours,


                                    /s/ Richards, Layton & Finger, P.A.
                                    ------------------------------------------

DKD